Exhibit 10.1

SECOND AMENDMENT AND WAIVER TO TERM LOAN AGREEMENT

THIS SECOND AMENDMENT AND WAIVER TO TERM LOAN AGREEMENT (this “Amendment”) is entered into as of March 15, 2018, by and among the Lenders signatory hereto, Wilmington Trust, National Association, in its capacity as administrative and collateral agent for the Lenders (in such capacity, “Agent”), Capitala Private Credit Fund V, L.P., in its capacity as lead arranger (the “Lead Arranger”), Vintage Stock Affiliated Holdings, LLC (“Holdings”) and Vintage Stock, Inc. (“Target Borrower”, and together with Holdings and each other Person joined hereto as a borrower from time to time, collectively the “Borrowers”).

RECITALS

WHEREAS, the Lenders, Agent, Lead Arranger and the Loan Parties have previously entered into that certain Term Loan Agreement dated November 3, 2016 (as amended by that certain First Amendment and Waiver to Term Loan Agreement, dated as of October 10, 2017, and as may be further amended, modified and supplemented from time to time, the “Credit Agreement”), pursuant to which the Lenders have made certain loans and financial accommodations available to the Borrowers;

WHEREAS, Events of Default have occurred and are continuing due to (i) the Borrowers making Capital Expenditures in excess of $200,000 in the aggregate for the period ending December 31, 2016 as prohibited under Section 7.12, which constitutes an Event of Default under Section 8.01(b) of the Credit Agreement; (ii) the Borrowers permitting the Consolidated Total Leverage Ratio calculated as of the fiscal quarters of the Borrowers ending on (a) September 30, 2017 to be greater than 3.25:1.00 and (b) December 31, 2017 to be greater than 3.00:1.00, in each case, as prohibited under Section 7.11, which constitutes an Event of Default under Section 8.01(b) of the Credit Agreement; (iii) the occurrence of events of default under the ABL Facility Documents due to the foregoing clauses (i) and (ii), which constitutes an Event of Default under Section 8.01(o) of the Credit Agreement; (iv) the failure of the Loan Parties to terminate the account maintained at Arvest Bank with account #18343209 within one hundred twenty (120) calendar days of the Closing Date as required under Section 2 of Schedule 6.18 to the Credit Agreement, which constitutes an Event of Default under Section 8.01(b) of the Credit Agreement, and (v) failure to deliver the first amendment to the ABL Credit Agreement as required under Section 6.02(i), which constitutes an Event of Default under Section 8.01(b) of the Credit Agreement (collectively, the “Known Existing Defaults”);

WHEREAS, on the date that was no later than five (5) Business Days after financial statements were required to be delivered pursuant to Section 6.01(a) of the Credit Agreement with respect to the fiscal year ended September 30, 2017, the Borrowers failed to prepay the Loans, as provided in Section 2.05(b)(i) and otherwise in accordance with the other provisions of Section 2.05(b), in an aggregate amount equal to $1,100,000 (together with accrued and unpaid interest thereon, the “Unpaid ECF Payment” and the Event of Default arising therefrom, the “Unpaid ECF Default”, and together with the Known Existing Defaults, the “Second Amendment Defaults”);

WHEREAS, the Borrowers have informed the Agent and the Lenders of the potential prepayment in full by the Borrowers of the outstanding principal balance of the Term Loans and all other outstanding Obligations, pursuant to Section 2.05(a)(i) of the Credit Agreement (the “Potential Prepayment”), which would constitute an Applicable Premium Trigger Event under the Credit Agreement to the extent the Potential Prepayment is made on a date prior to November 3, 2018 (the “Specific Applicable Premium Trigger Event”);

WHEREAS, as a result of the Specific Applicable Premium Trigger Event, the Borrowers would be required to pay to the Agent, for the ratable account of the Lenders, an Applicable Premium in an amount equal to 1.0% of the principal amount of the Term Loan prepaid in connection with the Potential Prepayment as of the date of the Specific Applicable Premium Trigger Event (the “Specific Applicable Premium”);

WHEREAS, the Borrowers have requested (i) certain amendments to the Credit Agreement, (ii) that the Agent and the Required Lenders waive the Second Amendment Defaults and (iii) that the Agent and the Lenders waive the Specific Applicable Premium;

WHEREAS, upon the terms and conditions set forth herein, Agent and the Lenders are willing to accommodate Borrowers’ requests and waive the Second Amendment Defaults and the Specific Applicable Premium; and

1

NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto hereby agree as follows:

AGREEMENT

1.                Defined Terms. Unless otherwise defined herein, capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Credit Agreement.

2.                Amendments to Credit Agreement. Subject to the satisfaction of the conditions precedent set forth in Section 6 of this Amendment, the Credit Agreement is hereby amended as follows:

(a)              Section 1.01 of the Credit Agreement (Defined Terms) is hereby amended and modified by adding the following definitions in the appropriate alphabetical order:

““Second Amendment” means that certain Second Amendment and Waiver to Term Loan Agreement dated as of March 15, 2018, by and among Borrowers, Administrative Agent, Lead Arranger and the lenders identified on the signature pages thereof.”

““Second Amendment Effective Date” means March 15, 2018.”

(b)             Section 8.04 of the Credit Agreement (Equity Cure) is hereby amended by adding the following proviso at the end of the first sentence thereof:

“; provided further that, from and after the Second Amendment Effective Date, the Borrowers shall not be permitted to request or utilize a Specified Equity Contribution pursuant to this Section 8.04.”

3.                Waiver of Known Existing Defaults.

(a)       Subject to the satisfaction of the conditions precedent set forth in Section 6 below, the Agent and the Required Lenders hereby waive the Known Existing Defaults. For the avoidance of doubt, (i) the Lead Arranger acknowledges and agrees that the fees and disbursements of outside counsel to Agent and Lead Arranger in connection with the Credit Agreement and this Amendment paid by the Borrowers shall be added back to Consolidated Net Income when calculating Consolidated EBITDA, pursuant to and subject to the limits set forth in clause (b)(vii) of the definition of “Consolidated EBITDA” in Section 1.01 of the Credit Agreement, which fees and disbursements are hereby approved by the Lead Arranger, and (ii) a waiver under this Section 3 with respect to Capital Expenditures shall apply only to the testing period for the period ending December 31, 2016 and does not relieve or release the Borrowers from their obligation under Section 7.12 to maintain Capital Expenditures not exceeding the amounts set forth therein for any other testing period.

(b)       Subject to (i) the satisfaction of the conditions precedent set forth in Section 6 below, and (ii) the receipt of the Unpaid ECF Payment on or prior to the Unpaid ECF Payment Date, the Agent and the Required Lenders hereby waive the Unpaid ECF Default.

4.                Acknowledgment. Borrowers acknowledge and agree that the foregoing waiver pursuant to Section 3 relates solely to the Second Amendment Defaults and that this Amendment shall not relieve or release Borrowers or any Loan Party in any way from any of its respective duties, obligations, covenants or agreements under the Credit Agreement and the other Loan Documents or from the consequences of any other Event of Default that may hereafter arise.

5.                Waiver of Specific Applicable Premium. Subject to the satisfaction of the conditions precedent set forth in Section 6 below, and to the extent (i) the Agent shall receive the Unpaid ECF Payment on a date no later than March 19, 2018 (the “Unpaid ECF Payment Date”) and (ii) the Potential Prepayment shall occur on a date no later than April 30, 2018 (or May 30, 2018 to the extent the Borrowers pay to the Agent, for the benefit of the Lenders, an extension fee in an amount equal to $25,000 on or prior to April 30, 2018) (the “Potential Payment Date”), the Agent and the Lenders hereby waive the Specific Applicable Premium.

2

6.                Conditions Precedent to Effectiveness. The effectiveness of this Amendment is subject to the prior or concurrent consummation of the following conditions:

(a)              Other than with respect to the Second Amendment Defaults, the representations and warranties contained herein and in the Credit Agreement are true, correct and complete in all material respects;

(b)             Agent, the Lead Arranger and the Lenders shall have received a copy of this Amendment executed by the Borrowers and each other party hereto;

(c)              Other than with respect to the Second Amendment Defaults, no Default or Event of Default shall have occurred and be continuing or shall be caused by the transactions contemplated by this Amendment (after giving effect to this Amendment and the consummation of the transactions contemplated hereby); and

(d)             The Borrowers shall have paid all of the Agent’s and Lead Arranger’s reasonable and documented out-of-pocket expenses (including, without limitation, the reasonable fees and disbursements of outside counsel to Agent and Lead Arranger in connection with the Credit Agreement and this Amendment), to the extent required under the Loan Documents, and all other fees required to be paid in connection with this Amendment.

7.                Representations, Warranties and Covenants; Expenses. Borrowers expressly reaffirm all of their representations and warranties in the Credit Agreement as of the date of this Amendment (except such representations and warranties that expressly relate to an earlier date).

8.                No Fees or Side Letter. No fee has been or will be paid to the ABL Facility Lenders or any agent or lender under the ABL Facility Documents in connection with the transactions contemplated hereby. Other than that certain Waiver Agreement dated the date hereof between Target Borrower and Texas Capital Bank, National Association, no side letter or other agreement not disclosed to the Agent and the Lead Arranger has been entered into with the ABL Facility Lenders or any agent or lender under the ABL Facility Documents in connection with the transactions contemplated hereby.

9.                No Waiver. Except as set forth in this Amendment, all of the terms and conditions of the Credit Agreement remain in full force and effect and none of such terms and conditions are, or shall be construed as, otherwise amended or modified, except as specifically set forth herein and nothing in this Amendment shall constitute a waiver by Agent, Lead Arranger and any Lender of any Default or Event of Default, or of any right, power or remedy available to Agent, Lead Arranger and any Lender under the Credit Agreement, whether any such defaults, rights, powers or remedies presently exist or arise in the future.

10.             Ratification. The Credit Agreement shall, together with this Amendment and any related documents, instruments and agreements shall hereafter refer to the Credit Agreement, as amended hereby.

11.             Release. EACH LOAN PARTY HEREBY ACKNOWLEDGES AND AGREES THAT IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE OBLIGATIONS OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM AGENT, LEAD ARRANGER AND LENDERS. EACH LOAN PARTY HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES THE AGENT, LEAD ARRANGER AND LENDERS AND EACH OF THEIR RESPECTIVE PREDECESSORS, AGENTS, EMPLOYEES, AFFILIATES, SUCCESSORS AND ASSIGNS (COLLECTIVELY, THE “RELEASED PARTIES”) FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES AND LIABILITIES WHATSOEVER, WHETHER KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT OR CONDITIONAL, OR AT LAW OR IN EQUITY, IN ANY CASE ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED THAT SUCH LOAN PARTY MAY NOW OR HEREAFTER HAVE AGAINST THE RELEASED PARTIES, IF ANY, IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND THAT ARISE FROM ANY OF THE LOANS, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE AGREEMENT OR ANY OF THE OTHER SECURITY INSTRUMENTS, AND/OR THE NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT, INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE.

3

12.             Continuing Effect. Except as expressly set forth in Sections 2, 3 and 5 of this Amendment, nothing in this Amendment shall constitute a modification or alteration of the terms, conditions or covenants of the Credit Agreement or any other Loan Document, or a waiver of any other terms or provisions thereof, and the Credit Agreement and the Loan Documents shall remain unchanged and shall continue in full force and effect, in each case as amended hereby.

13.             Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflicts of laws principles thereof, but including Section 5-1401 of the New York General Obligations Law.

14.             Loan Document. This Amendment is a Loan Document.

15.             Other Provisions. The provisions of the Credit Agreement that are not expressly amended in this Amendment shall remain unchanged and in full force and effect. In the event of any conflict between the terms and provisions of this Amendment and the Credit Agreement, the provisions of this Amendment shall control.

16.             Signatures. This Amendment may be signed in counterparts. A facsimile or other electronic transmission of a signature page will be considered an original signature page. At the request of a party, the other party will confirm a fax-transmitted or electronically transmitted signature page by delivering an original signature page to the requesting party.

17.             Waiver of Notice; Acknowledgment of No Rejection. The Agent and the Lenders hereby waive the Notice of Loan Prepayment required under Section 2.05(b)(x) with respect to payment of the Unpaid ECF Payment, and each Lender confirms that it will not exercise its right under Section 2.05(b)(xii) to reject its pro rata share of the Unpaid ECF Payment.

18.             Execution of this Agreement. The Lenders hereby direct the Agent to execute this Amendment on behalf of all Lenders.

[Signature Pages Follow]

4

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered as of the date first written above.

BORROWERS:

VINTAGE STOCK, INC. By: /s/ Rodney Spriggs Name: Rodney Spriggs Title: CEO / President

VINTAGE STOCK AFFILIATED HOLDINGS LLC By: /s/ Jon Isaac Name: Jon Isaac Title: President

5

ADMINISTRATIVE AGENT:	WILMINGTON TRUST, NATIONAL ASSOCIATION

By: /s/ Joshua G. James Name: Joshua G. James Title: Vice President

6

LEAD ARRANGER:	CAPITALA PRIVATE CREDIT FUND V, L.P.
By: CAPITALA PCF V, LLC, its General Partner /s/ Jack F. McGlinn
LENDERS:	Name: Jack F. McGlinn Title: Chief Operating Officer CAPITALA FINANCE CORP. /s/ Jack F. McGlinn Name: Jack F. McGlinn
Title: Chief Operating Officer

CAPITALSOUTH PARTNERS FUND II LIMITED PARTNERSHIP

By: CAPITAL SOUTH PARTNERS F-II, LLC, its General Partner

/s/ Jack F. McGlinn

Name: Jack F. McGlinn

Title: Chief Operating Officer

CAPITALSOUTH PARTNERS SBIC FUND III, L.P.

By: CAPITALSOUTH PARTNERS SBIC F-III, LLC, its General Partner

/s/ Jack F. McGlinn

Name: Jack F. McGlinn

Title: Chief Operating Officer

CAPITALA PRIVATE CREDIT FUND V, L.P.

By: CAPITALA PCF V, LLC, its General Partner

/s/ Jack F. McGlinn

Name: Jack F. McGlinn

Title: Chief Operating Officer

7